BLUE BIRD DELIVERS SOLID
FISCAL 2017 FIRST QUARTER PERFORMANCE

Unit Sales up 6%, Net Sales up 4% and Adjusted EBITDA down $2.7 million
Full Year Net Sales, Adjusted EBITDA and Adjusted Free Cash Flow Guidance Reaffirmed

Fort Valley, GA, February 9, 2017 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2017 first quarter results.

Highlights

•	Unit sales for the quarter totaled 1,493 buses, 85 units above the same period last year

•	Generated net sales of $136.7 million, $5.3 million higher than the same period last year

•
First quarter loss from continuing operations of $8.4 million, down $6.1 million compared with the same period last year. Loss from continuing operations was impacted by $10.1 million of debt extinguishment costs

•	First quarter Adjusted EBITDA[1] of $2.6 million was down $2.7 million compared with the same period last year. The decline was primarily driven by timing of customer orders and engineering expenses

•	Adjusted Free Cash Flow[1] was an outflow of $34.7 million in the quarter, an improvement of $8.4 million compared with last year

•
The Company executed a new $160 million term loan and $75 million revolving line of credit. The new credit facility reduces the Company’s effective interest rate paid by approximately 4 pts., representing interest savings of approximately $5 million in FY2017. Proceeds from the new credit facility were used to extinguish the previous facility

•	Gross margins in the quarter were 13.3%, down 1 pt. from last year. The deterioration was primarily driven by timing of certain customer orders

•	The Company was awarded $4.4 million from the Department of Energy to develop a zero-emissions electric-powered school bus with "Vehicle-to-Grid" technology

•	Reaffirming full-year fiscal 2017 net sales guidance of $980 million - 1,010 million, Adjusted EBITDA guidance of $72 - 76 million and Adjusted Free Cash Flow guidance of $38 - 42 million

	Three Months Ended December 31, 2016	B/(W) 2016
Unit Sales	1,493	85
GAAP Measures:
Revenue (Mils.)	$136.7	$5.3
Loss from Continuing Operations (Mils.)	$(8.4)	$(6.1)
Diluted Earnings per Share	$(0.42)	$(0.26)
Non-GAAP Measures:
Adjusted EBITDA[1] (Mils.)	$2.6	$(2.7)
Adjusted loss from Continuing Operations[1] (Mils.)	$(2.1)	$(0.5)
Adjusted Diluted Earnings per Share[1]	$(0.13)	$(0.01)
1 Reconciliation to appropriate GAAP metrics shown below

“We had a great start to our 90th year at Blue Bird! We delivered solid growth in top-line revenue and unit sales and secured a number of first-time accounts,” said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “We are pleased that our gasoline-powered bus is generating excitement in the market and our initial customer-feedback has been very positive. Blue Bird's propane bus continues to be the leading alternative-fuel choice and we are excited to have been awarded the DoE grant to develop an electric school bus, further strengthening our leadership position in alternative fuels. We are pleased to reaffirm our full-year fiscal 2017 net revenue guidance of $980 million - 1,010 million, Adjusted EBITDA guidance of $72 - 76 million and Adjusted Free Cash Flow guidance of $38 - 42 million.”

First Quarter 2017 Results

Net Sales
Total net sales were $136.7 million for the first quarter of fiscal 2017, an increase of $5.3 million, or 4.1%, from prior year period. Bus unit sales were 1,493 units for the quarter compared with 1,408 units for the same period last year.

Gross Profit
First quarter gross profit of $18.2 million represents a decrease of $0.6 million from the first quarter of last year.

Adjusted EBITDA
Adjusted EBITDA was $2.6 million, or 1.9% of net sales, for the first quarter of fiscal 2017, a decrease of $2.7 million compared with $5.3 million, or 4.0% of net sales, for the first quarter of the prior year. The decrease in adjusted EBITDA is primarily driven by timing of customer orders and engineering expenses.

Loss from Continuing Operations
Loss from continuing operations was $8.4 million for the first quarter of fiscal 2017, a decrease of $6.1 million compared with the same period last year. The decrease was primarily driven by debt extinguishment costs of $10.1 million.

Adjusted Loss from Continuing Operations was $2.1 million, representing a decrease of $0.5 million compared with the same period last year.

Conference Call Details

Blue Bird will discuss its first quarter 2017 results and other related matters in a conference call at 4:30 PM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•
Webcast participants should log on and register at least 15 minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 877-407-4018 or 201-689-8471.

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Non-GAAP Financial Measures

This press release may include the following non-GAAP financial measures: “Adjusted EBITDA,” "Adjusted Income from Continuing Operations," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow.” Adjusted EBITDA is defined as income from continuing operations prior to interest income, interest expense, income taxes, and depreciation, amortization, and disposals, as adjusted to add back certain charges that we may record each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted net income is defined as net income, as adjusted to add back certain transaction costs not considered an indicator of ongoing company performance. Adjusted diluted earnings per share represents adjusted income (loss) from continuing operations divided by diluted weighted average common shares outstanding (as if we had GAAP net income during the respective period). Adjusted net income from continuing operations and adjusted diluted earnings per share are calculated net of taxes. Free cash flow represents net cash provided by continuing operations minus cash paid for fixed assets. Adjusted Free Cash flow represents free cash flow excluding cash paid for special compensation and other business combination expenses.

There are limitations to using non-GAAP measures. Although Blue Bird believes that such measures may enhance an evaluation of Blue Bird’s operating performance and cash flows, (i) other companies in Blue Bird’s industry may define such measures differently than Blue Bird does and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry and (ii) such measures may exclude certain financial information that some may consider important in evaluating Blue Bird’s performance and cash flows.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact:
Mark Benfield
Investor Relations & New Business Development
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands except for share data)	December 31, 2016	October 1, 2016
Assets
Current assets
Cash and cash equivalents	$12,999	$52,309
Accounts receivable, net	18,952	20,315
Inventories	71,865	53,806
Other current assets	6,327	6,104
Total current assets	$110,143	$132,534
Property, plant and equipment, net	33,000	33,466
Goodwill	18,825	18,825
Intangible assets, net	59,024	59,491
Equity investment in affiliate	13,693	12,944
Deferred tax asset	22,308	19,080
Other assets	833	1,526
Total assets	$257,826	$277,866
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$67,949	$80,646
Warranty	7,327	7,972
Accrued expenses	17,232	20,455
Deferred warranty income	5,653	5,666
Other current liabilities	4,217	4,032
Current portion of senior term debt	8,000	11,750
Total current liabilities	$110,378	$130,521
Long-term liabilities
Long-term debt	$148,720	$140,366
Warranty	10,991	11,472
Deferred warranty income	10,156	10,521
Other liabilities	15,759	15,592
Pension	54,940	56,368
Total long-term liabilities	$240,566	$234,319
Stockholder’s deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 500,000 issued and liquidation preference of $50,000	$50,000	$50,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 22,813,578 and 22,518,058 issued and outstanding at December 31, 2016 and October 1, 2016, respectively.	2	2
Additional paid-in capital	51,995	50,771
Accumulated deficit	(137,379)	(128,856)
Accumulated other comprehensive loss	(57,736)	(58,891)
Total stockholders' deficit	$(93,118)	$(86,974)
Total liabilities and stockholders' deficit	$257,826	$277,866

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended
(in thousands except for share data)	December 31, 2016	January 2, 2016
Net sales	$136,660	$131,333
Cost of goods sold	118,462	112,580
Gross profit	$18,198	$18,753
Operating expenses
Selling, general and administrative expenses	18,192	17,079
Operating profit	$6	$1,674
Interest expense	(2,688)	(4,243)
Interest income	7	22
Other income, net	—	16
Loss on debt extinguishment	(10,142)	—
Loss before income taxes	$(12,817)	$(2,531)
Income tax benefit (expense)	3,626	(209)
Equity in net income of non-consolidated affiliate	749	421
Net loss from continuing operations	$(8,442)	$(2,319)
Loss from discontinued operations, net of tax	(81)	(18)
Net loss	$(8,523)	$(2,337)
Defined benefit pension plan, net of tax expense of $567 and $419, respectively	(1,006)	778
Cash flow hedge gain, net of tax expense of $80 and $0, respectively	(149)	—
Comprehensive loss	$(9,678)	$(1,559)
Net loss (from above)	$(8,523)	$(2,337)
Less: preferred stock dividends	953	998
Net income available to common stockholders	$(9,476)	$(3,335)

Earnings per share:
Basic weighted average shares outstanding	22,596,314	20,897,789
Basic earnings (loss) per share	$(0.42)	$(0.16)
Diluted weighted average shares outstanding	22,596,314	20,897,789
Diluted earnings (loss) per share	$(0.42)	$(0.16)

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 31, 2016	January 2, 2016
Cash flows from operating activities
Net loss	$(8,523)	$(2,337)
Loss from discontinued operations, net of tax	81	18
Adjustments to reconcile net loss to net cash used in continuing operations
Depreciation and amortization	2,023	1,994
Amortization of debt costs	514	719
Share-based compensation	—	1,138
Equity in net income of affiliate	(749)	(421)
Deferred taxes	(3,875)	(88)
Provision for bad debt	—	(5)
Amortization of deferred actuarial pension losses	1,573	1,197
Loss on debt extinguishment	10,142	—
Changes in assets and liabilities:
Accounts receivable	1,363	1,345
Inventories	(18,059)	(22,308)
Other assets	(23)	(392)
Accounts payable	(10,831)	(12,322)
Accrued expenses, pension and other liabilities	(5,715)	(10,086)
Dividend from equity investment in affiliate	—	—
Total adjustments	$(23,637)	$(39,229)
Net cash used in continuing operations	$(32,079)	$(41,548)
Net cash used in discontinued operations	(127)	(18)
Total cash used in operating activities	$(32,206)	$(41,566)
Cash flows from investing activities
Cash paid for fixed assets	(2,956)	(1,671)
Total cash used in investing activities	$(2,956)	$(1,671)
Cash flows from financing activities
Net Borrowings/Repayments under the senior credit facility	$—	$10,000
Repayments under the senior term loan	(161,500)	(2,938)
Borrowings under new term loan	156,887	—
Cash paid for capital leases	(42)	(54)
Cash paid for debt issuance costs	(210)	—
Cash paid to extinguish debt	(507)	—
Payment of dividend on preferred stock	(953)	—
Cash paid for employee taxes on stock option exercises	(613)	—
Proceeds from exercises of warrants	2,790	—
Total cash (used in) provided by financing activities	$(4,148)	$7,008
Change in cash and cash equivalents	(39,310)	(36,229)
Cash and cash equivalents, beginning of period	24,908	61,137
Cash and cash equivalents, end of period	$(14,402)	$24,908

	Three Months Ended
(in thousands of dollars)	December 31, 2016	January 2, 2016
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest paid, net of interest received	$1,866	$3,462
Income tax paid, net of tax refunds	503	218
Non-cash Investing and Financing activities
Change in accounts payable capital additions to property, plant and equipment	(1,866)	618
Common stock dividend on Series A preferred stock (market value of common shares)	—	998
Cashless exercise of stock options	2,900	—

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 31, 2016	January 2, 2016
Net loss	$(8,523)	$(2,337)
Loss from discontinued operations, net of tax	(81)	(18)
Loss from continuing operations	$(8,442)	$(2,319)
Interest expense	2,688	4,243
Interest income	(7)	(22)
Income tax expense	(3,626)	209
Depreciation and amortization	2,023	1,994
Loss on debt extinguishment	10,142	—
Business combination expenses	(174)	54
Share-based compensation	—	1,138
Adjusted EBITDA	$2,604	$5,297
Adjusted EBITDA margin (percentage of net sales)	1.9%	4.0%

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 31, 2016	January 2, 2016
Net cash used in continuing operations	$(32,079)	$(41,548)
Cash paid for fixed assets	(2,956)	(1,671)
Free cash flow	$(35,035)	$(43,219)
Cash paid for business combination expenses	(313)	(54)
Adjusted free cash flow	(34,722)	(43,165)

Reconciliation of Net Loss to Adjusted Loss from Continuing Operations
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 31, 2016	January 2, 2016
Net loss, GAAP	$(8,523)	$(2,337)
Add: loss from discontinued operations, net of tax, GAAP	81	18
Loss from continuing operations, GAAP	(8,442)	(2,319)
One-time charge adjustments, net of tax benefit or expense (1)
Loss on debt extinguishment	6,491	—
Business combination expenses	(111)	35
Share-based compensation	—	728
Adjusted loss from continuing operations, non-GAAP	$(2,062)	$(1,556)

(1) Amounts are net of estimated statutory tax rates of 36%.

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(Unaudited)

	Three Months Ended
	December 31, 2016	January 2, 2016
Diluted earnings (loss) per share, GAAP	$(0.42)	$(0.16)
One-time charge adjustments, net of tax benefit or expense	0.29	0.04
Adjusted diluted earnings (loss) per share, non-GAAP (1)	$(0.13)	$(0.12)
Weighted average dilutive shares outstanding	22,596,314	20,897,789

(1) Numerator is adjusted loss from continuing operations, non-GAAP.